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Exhibit 31.1

CERTIFICATIONS

I, Ramesh Kumar, certify that:

  1.
  I have reviewed this Annual Report on Form 10-K/A of Onconova Therapeutics, Inc.; and

  2.
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 25, 2018
/s/ RAMESH KUMAR, PH.D Ramesh Kumar, Ph.D. President and Chief Executive Officer (Principal Executive Officer and Principal Operating Officer)

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  Exhibit 31.1
CERTIFICATIONS